Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 12, 2010 relating to the consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2009 of ZAGG Incorporated and its subsidiaries.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
June 29, 2012